Exhibit 99.1

(7)  Mr. Gallagher is signing in his capacity as attorney-in-fact for William J.
Janetschek, director of KKR VNU (Millennium) Limited, the sole owner of KKR
VNUGP Limited, the general partner of KKR VNU Equity Investors, L.P.

(8)  Mr. Gallagher is signing in his capacity as attorney-in-fact for William J.
Janetschek, director of KKR VNU (Millennium) Limited, the sole owner of KKR
VNUGP Limited.

(9)  Mr. Gallagher is signing in his capacity as attorney-in-fact for William J.
Janetschek, director of KKR VNU (Millennnium) Limited.

(10) Mr. Gallagher is signing in his capacity as attorney-in-fact for William J.
Janetschek, director of KKR VNU (Millennium) Limited, the general partner of KKR
VNU (Millennium) L.P.

(11) Mr. Gallagher is signing in his capacity as attorney-in-fact for William J.
Janetschek, director of KKR Millennium Limited, the general partner of KKR
Associates Millennium (Overseas), Limited Partnership, the general partner of
KKR Millennium Fund (Overseas), Limited Partnership.

(12) Mr. Gallagher is signing in his capacity as attorney-in-fact for William J.
Janetschek, director of KKR Millennium Limited, the general partner of KKR
Associates Millenium (Overseas), Limited Partnership.

(13) Mr. Gallagher is signing in his capacity as attorney-in-fact for William J.
Janetschek, director of KKR Millennium Limited.

(14) Mr. Gallagher is signing in his capacity as attorney-in-fact for William J.
Janetschek, director of KKR Fund Holdings GP Limited, the general partner of KKR
Fund Holdings L.P.

(15) Mr. Gallagher is signing in his capacity as attorney-in-fact for William J.
Janetschek, the director of KKR Fund Holdings GP Limited.